UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2012

AMERICAN POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53683 (Commission File Number)	26-0693872 (IRS Employer Identification Number)

16 Market Square Center
1400 16th Street, Suite 400
Denver – CO 80202
 (Address of principal executive offices)

(720) 932-8389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 13, 2012, American Power Corp. (“American Power” or “the Company”) entered into a Termination Agreement (the “Termination Agreement”) with YA Global Master SPV Ltd. (“YA Global”) terminating that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of February 17, 2012, by and between the Company and YA Global.

A fully executed copy of the Termination Agreement is attached hereto and incorporated by reference herein as Exhibit 10.1 to this Current Report filed on Form 8-K.

Concurrently with the termination of the Note Purchase Agreement, on June 13, 2012, the Company entered into an Amended and Restated Standby Equity Distribution Agreement (the “Amended SEDA”) with YA Global to clarify the obligations of the parties pursuant to that certain Standby Equity Distribution Agreement, dated as of February 17, 2012, by and between the Company and YA Global.

A fully executed copy of the Amended SEDA is attached hereto and incorporated by reference herein as Exhibit 10.2 to this Current Report filed on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description
10.1	Termination Agreement, dated as of June 13, 2012, by and between American Power Corp. and YA Global Master SPV Ltd.
10.2	Amended and Restated Standby Equity Distribution Agreement, dated as of June 13, 2012, by and between YA Global Master SPV Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER CORP.,

Dated: June 15, 2012	By:	s/s Alvaro Valencia
Alvaro Valencia President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Termination Agreement, dated as of June 13, 2012, by and between American Power Corp. and YA Global Master SPV Ltd.
10.2	Amended and Restated Standby Equity Distribution Agreement, dated as of June 13, 2012, by and between YA Global Master SPV Ltd.